SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
August 9, 2006

____________________

TRADESTAR SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51229 (Commission File Number)	51-0482104 (I.R.S. Employer Identification No.)

3451-A Candelaria NE Albuquerque, New Mexico (Address of principal executive offices)		87107 (Zip code)

Registrant’s telephone number, including area code:   (505) 872-3133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

 On May 30, 2006, Tradestar Services, Inc. (the “Company”) filed a Form 8-K report announcing that it had entered into an Agreement and Plan of Merger with The CYMRI Corporation (“CYMRI”). Closing of the transactions reflected in the Agreement and Plan of  Merger were completed as of May 23, 2006. Pursuant to Item 9.01 of the Form 8-K report filed on May 30, 2006, the Company hereby provides the historical financial statements of CYMRI and the condensed pro forma financial statements reflecting the combination of the Company and CYMRI, for the periods indicated in Item 9.01 below.

Management’s Discussion and Analysis of CYMRI’s
Financial Condition and Results of Operations

General

  CYMRI and subsidiaries are engaged in the exploration and production of oil and natural gas from properties located in Texas and Louisiana. Through a subsidiary, CYMRI also performs petroleum engineering services for customers in North and South America. CYMRI considers each of its two businesses, exploration & production and petroleum engineering services, to be reportable segments, as defined in Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information."

 CYMRI owns working interests in approximately 35 operated oil and gas wells in South Texas and a number of relatively small non-operated working interests in various wells in South Louisiana acquired through a subsidiary acquisition in 2004. At December 31, 2005, CYMRI had estimated proved reserves of approximately 727 MBbls of oil and condensate and 1,477 MMcf of natural gas, or an aggregate of 973 MBbls of oil equivalent, with a pre-tax present value of future net cash flows, discounted at 10%, of $17,514,000 and an after-tax present value of discounted future net cash flows of $11,559,000.

CYMRI’s principal executive offices are located in Houston, Texas. Its petroleum engineering services are largely managed from an office in Lafayette, Louisiana.

Results of Operations

Year ended December 31, 2005 versus year ended December 31, 2004 — Total revenues for the year ended December 31, 2005 were $22,014,000 compared to $12,792,000 for the year ended December 31, 2004.

Revenues from petroleum engineering services for the year ended December 31, 2005 were $17,777,000 compared to $9,810,000 for the year ended December 31, 2004. This increase resulted primarily from a full year of activity in the petroleum engineering services business in 2005, compared to only seven months of activity in 2004. CYMRI entered the petroleum engineering services business via the acquisition of Petroleum Engineers, Inc. (“PEI”), effective June 1, 2004, as more fully described in Note 8 of the Consolidated Financial Statements.

Revenues from oil and gas sales for the year ended December 31, 2005 were $4,168,000 compared to $2,982,000 for the year ended December 31, 2004. This increase resulted from an increase of $372,000 in oil and gas revenues from CYMRI’s operated properties in South Texas, primarily due to an increase in average oil and gas prices, plus an increase of $814,000 reflecting a full year of oil and gas revenues in 2005 from the non-operated properties acquired in South Louisiana from PEI, compared to only seven months in 2004.

Cost of engineering services was $11,749,000 for the year ended December 31, 2005 versus $6,868,000 for the year ended December 31, 2004. This increase resulted primarily from a full year of activity in the petroleum engineering services business in 2005, compared to only seven months of activity in 2004 as a result of the PEI acquisition in 2004.

Lease operating expenses, including production taxes, were $1,363,000 for the year ended December 31, 2005 versus $1,025,000 for the year ended December 31, 2004. This increase resulted from an increase of $269,000 in lease operating expenses from CYMRI’s operated properties in South Texas, primarily reflecting higher field production costs, plus an increase of $155,000 reflecting a full year of lease operating expenses in 2005 from the non-operated properties acquired in South Louisiana from PEI, compared to only seven months in 2004.

Workover expenses were $186,000 for the year ended December 31, 2005 versus $403,000 for the year ended December 31, 2004, with the decrease largely occurring in CYMRI’s operated properties in South Texas.

Depreciation, depletion and amortization (“DD&A”) expense was $688,000 for the year ended December 31, 2005 versus $594,000 for the year ended December 31, 2004. This increase reflects a small decrease of $60,000 in DD&A expense from CYMRI’s operated properties in South Texas, which was more than offset by an increase of $154,000 due to a full year of DD&A expense in 2005 from the non-operated oil and gas properties and other properties acquired from PEI, compared to only seven months in 2004.

General and administrative (“G&A”) expenses were $6,637,000 for the year ended December 31, 2005 versus $3,669,000 for the year ended December 31, 2004. This increase resulted primarily from a full year of G&A expenses in the petroleum engineering services business resulting from the 2004 PEI acquisition in 2005, compared to only seven months of such G&A expenses in 2004.

Interest expense was $679,000 for the year ended December 31, 2005 versus $244,000 for the year ended December 31, 2004. This increase resulted primarily from a full year of interest expense associated with debt issued to finance the 2004 PEI acquisition in 2005, compared to only seven months of such interest expense in 2004.

Income taxes were $258,000 for the year ended December 31, 2005 versus $70,000 for the year ended December 31, 2004, with the increase primarily due to the increase in pre-tax earnings to $712,000 in the year ended December 31, 2005, compared to a pre-tax loss of $11,000 in the year ended December 31, 2004.

Three months ended March, 31, 2006 versus three months ended March 31, 2005 — Total revenues for the three months ended March 31, 2006 were $6,485,000 compared to $5,088,000 for the three months ended March 31, 2005.

Revenues from petroleum engineering services for the three months ended March 31, 2006 were $5,397,000 compared to $4,224,000 for the three months ended March 31, 2005. This increase resulted primarily from a higher level of land based consulting services provided by PEI to various oil and gas operators in Louisiana and Texas, due to an increase in their onshore drilling activities.

Revenues from oil and gas sales for the three months ended March 31, 2006 were $1,087,000 compared to $905,000 for the three months ended March 31, 2005. This increase reflected an increase in average oil and gas prices of approximately 33%, partially offset by a decrease in net production volumes of 10%, primarily from non-operated properties in South Louisiana.

Cost of engineering services was $3,455,000 for the three months ended March 31, 2006 versus $2,792,000 for the three months ended March 31, 2005. This increase resulted primarily from a higher cost of land based consulting services provided by PEI to various oil and gas operators in Louisiana and Texas, due to an increase in their onshore drilling activities.

Lease operating expenses, including production taxes, were $349,000 for the three months ended March 31, 2006 versus $325,000 for the three months ended March 31, 2005. This increase resulted primarily from a higher level of production taxes due to the increase in average oil and gas prices, partially offset by a decrease in production volumes from non-operated properties in South Louisiana.

General and administrative (“G&A”) expenses were $1,854,000 for the three months ended March 31, 2006 versus $1,537,000 for the three months ended March 31, 2005. This increase resulted primarily from an increase in salaries and employee benefits due to the addition of several new professional level employees.

Interest expense was $186,000 for the three months ended March 31, 2006 versus $129,000 for the three months ended March 31, 2005 with the increase primarily due to higher average interest rates on borrowings under CYMRI’s secured bank credit facility.

Income taxes were $124,000 for the three months ended March 31, 2006 versus $25,000 for the three months ended March 31, 2005, with the increase primarily due to the increase in pre-tax income to $482,000 in the three months ended March 31, 2006, compared to $103,000 in the three months ended March 31, 2005.

Statement of Cash Flows for Years Ended December 31, 2005 and 2004

Operating activities. Cash flow from operating activities reflects revenues, less direct operating expenses, in both the exploration & production and petroleum engineering services businesses. Cash flow from operations is also impacted by changes in working capital. CYMRI’s net cash provided from operating activities was $2,783,000 for the year ended December 31, 2005 versus $75,000 for the year ended December 31, 2004. This increase resulted primarily from a full year of operating cash flow in 2005, relating to the petroleum engineering services business as well as the non-operated properties acquired in South Louisiana from PEI, compared to only seven months in 2004. Operating cash flow amounts are net of changes in working capital which resulted in a net decrease in cash in the amount of $490,000 in the year ended December 31, 2004 and a net increase in cash of $1,442,000 in the year ended December 31, 2005, with the relative increase between these periods due primarily to changes in timing between the incurrence of and payment of accounts payable and accrued liabilities.

Investing activities. Net cash used in investing activities decreased to $1,666,000 for the year ended December 31, 2005 from $2,619,000 for the year ended December 31, 2004. In 2004, CYMRI invested $2,400,000 of cash to acquire PEI (see Note 8 of the Consolidated Financial Statements) and made additional cash investments of $769,000 in property and equipment, primarily in operated oil and gas properties in South Texas, which was partially offset by the retirement of operated oil and gas properties in the amount of $550,000. In 2005, CYMRI made cash investments of $1,750,000 in oil and gas and other properties, with the increase primarily due to a full year of expenditures in 2005 applicable to non-operated properties acquired in South Louisiana from PEI, compared to only seven months in 2004. CYMRI also realized cash in the amount of $83,000 on the sale of marketable securities in 2005 (see Note 10 of the Consolidated Financial Statements).

    Financing activities. Net cash used in financing activities was $1,250,000 for the year ended December 31, 2005 compared to net cash provided by financing activities of $2,980,000 for the year ended December 31, 2004. These amounts reflect net borrowings in both years under CYMRI’s long term and short term debt obligations (see Note 4 of the Consolidated Financial Statements). In 2004, financing activities consisted primarily of net borrowings under CYMRI’s bank credit facilities, secured by its producing oil and gas properties. In 2005, CYMRI made a $400,000 principal payment on its secured bank credit facilities and also began making scheduled principal payments on its long term debt issued to acquire PEI (see Note 8 of the Consolidated Financial Statements).

Item 9.01 Financial Statements and Exhibits.

(a)	Historical Financial Statements

        See Exhibit 99.1

(b)	Pro Forma Financial Statements (unaudited)

        See Exhibit 99.2

(c)	Exhibits

        Exhibit 99.1

         Exhibit 99.2

Notes to Pro Forma Combined Financial Statements	PF-1

Pro Forma Combined Balance Sheet as of March 31, 2006	PF-2

Pro Forma Combined Statement of Operations for the three months ended March 31, 2006	PF-4

Pro Forma Combined Statement of Operations for the three months ended March 31, 2005	PF-6

Pro Forma Combined Statement of Operations for the year ended December 31, 2005	PF-8

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRADESTAR SERVICES, INC.
/s/ Frederick A. Huttner
Frederick A. Huttner Chief Executive Officer

/s/ Kenneth L. Thomas
Kenneth L. Thomas Chief Financial Officer

 August 9, 2006